EXHIBIT 10.9

                            ZOOM TECHNOLOGIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     Non-qualified Stock Option Agreement (the "Option") made effective as of the __ day of _______ between Zoom Technologies, Inc., (the "Company"), and ________ (the "Recipient"), an employee of the Company, pursuant to the Company's 1990 Stock Option Plan, as it may be amended from time to time (the "1990 Plan").

     WHEREAS, the Company and the Recipient desire to enter into an agreement whereby the Company will grant the Recipient a non-qualified stock option to purchase shares of the Common Stock, no par value, of the Company (the "Common Stock"), pursuant to the 1990 Plan.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Recipient agree as follows:

     1.   Grant of Option.

     Pursuant to the terms and conditions of the 1990 Plan and this Option, the Company hereby grants to the Recipient an Option to purchase, as provided in
Section 3 hereof, all or any part of a total of ______ shares of Common Stock (the "Option Shares").

     2.   Purchase Price.

     The price at which the Option Shares may be purchased shall be ______ per share (the "Option Exercise Price").

     3.   Exercise of Option.

     Subject to the provisions of Section 4, the purchase rights with respect to the Option Shares shall exercisable as follows: _____ on _____, ____ on ______; provided, however, that the Company, in its sole discretion, may elect to accelerate the dates on which all or a portion of the Option Shares shall become exercisable.

Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after 10 years from the date of this Option (the "Expiration Date").

     4. Termination of Relationship.

     If the Recipient's relationship with the Company is terminated, as determined by the Company (a "Termination"), then this Option may be exercised as to all shares with respect to which Recipient could exercise this Option on the date of Termination, and which shares have not been previously purchased, until the earlier of the Expiration Date, or:

     (i) in the case of Termination by reason of death or Permanent and Total Disability, one year after termination of the relationship, or

     (ii) in the case of any other Termination, one month after the termination of the relationship.

     5. Non-transferability; Persons Able to Exercise.

     The Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Recipient, only the Recipient may exercise this Option. If the Recipient dies while still employed by the Company, or during the periods specified in Section 4, this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of this Option applicable to the Recipient.

     6. Method of Exercising Option.

The Option may be exercised, in whole or in part, by written notice to the Company, containing an executed Notice of Exercise in the form of Attachment A, provided that the Company, in its discretion, may modify or augment these requirements as provided in Section 9 of this Option, or where appropriate because a person other than the Recipient is exercising the Option pursuant to
Section 5. The written notice specified in this Section must be accompanied by payment of the Option Exercise Price for the shares being purchased. Payment shall be made in cash, unless the Company, in its sole discretion, authorizes payment to be made in shares of the Company, other property, or a combination of such shares, other property and cash. As soon as practical after receipt of this notice and payment, the Company shall deliver a certificate or certificates representing the purchased shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Recipient, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and non-assessable.

     7. Stock Adjustments.

If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, or other change in the corporate structure of the Company, appropriate adjustments in the Option Exercise Price and total number and kind of shares subject to this Option shall be made by the Company as provided in the 1990 Plan.

     8. No Rights Other Than Those Expressly Created.

     Neither  this Option nor any action taken  hereunder  shall be construed as
(i) giving the Recipient any right to be retained in the employ of, or continue to be affiliated with, the Company, (ii) giving the Recipient any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Recipient and the Company. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be unsecured creditor. The Recipient shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.

     9. Compliance with Laws.

     (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect or withhold income or other taxes from Recipient upon the grant of this Option, the exercise of this Option, or at some other time. The Company may require, as a condition to the exercise of this Option, or demand, at such other time as it may consider appropriate, that the Recipient pay the Company the amount of any taxes which the Company may determine is required to be collected or withheld, and the Recipient shall comply with the requirement or demand of the Company.

     (b) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Recipient shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the Option Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Company may consider appropriate. The Company may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. Certificates of Common Stock issued hereunder shall be legended to reflect such restrictions.

     (c) General. No Option Shares shall be issued upon exercise of this Option unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.

     10. Miscellaneous.

     (a) Provisions of the 1990 Plan. The Option hereby granted is expressly subject to all of the terms and conditions contained in this Option and in the 1990 Plan, and the 1990 Plan is hereby incorporated herein by reference. All capitalized terms not defined in this Option have the meanings specified in the 1990 Plan. This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.

     (b) Discretion of the Stock Option Committee. Unless otherwise explicitly provided, the Stock Option Committee, as defined in the 1990 Plan, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Option, as it deems necessary or desirable, in its sole and un-fettered discretion. Such determinations and interpretations shall be binding and conclusive on the Company and the Recipient. The Stock Option Committee, in its sole discretion, is authorized to accelerate the time at which this Option may be exercised.

     (c) Reservation of Shares. During the term of this Option, the Company shall at all times reserve and keep available shares of Common Stock sufficient to satisfy the requirements of this Option.

     (d) Amendment. This Option may only be modified or amended by a writing signed by both parties.

     (e) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if hand-delivered or if sent by first class mail and addressed as follows:

if to the Company:

                                 Zoom Technologies, Inc.
                                 207 South Street
                                 Boston, MA 02111
                                 Attn:  Robert A. Crist, Chief Financial Officer

if to the Recipient:

                                 Name & Address

or to such other address as either party may designate under the provisions hereof.

     (f) Successors and Assigns. The rights and obligations of the Company under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Company.

     (g) Paragraph Headings. The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.

     IN WITNESS WHEREOF, the parties have executed this Option as an instrument under seal effective as of the date written on the first page of this Option.

                                            ZOOM TECHNOLOGIES, INC.


                                            By:
                                            Frank B. Manning, President



                                                        Optionee